EXHIBIT 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2008
Second Quarter Revenue Increases 66% Over Prior Year and 15% Sequentially
Acquires Sequencing Technology and Announces Two-for-One Stock Split
SAN DIEGO, July 22, 2008 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2008, the acquisition of Avantome Inc., and a two-for-one stock split.
For the second quarter of 2008, Illumina reported revenue of $140.2 million, a 66% increase over the $84.5 million reported in the second quarter of 2007 and a 15% increase over revenue of $121.9 million in the first quarter of 2008. This represents the Company’s 28th consecutive quarter of revenue growth. The Company reported GAAP net income for the second quarter of $15.4 million, or $0.23 per diluted share, compared to net income of $9.3 million, or $0.16 per diluted share in the comparable period of 2007. GAAP net income for the second quarter of 2008 included non-cash charges of $12.3 million in stock compensation expense associated with SFAS No. 123R, $4.1 million associated with the write-off of manufacturing equipment, and $2.7 million associated with the amortization of intangible assets. Excluding the impact of these specified items and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis for the second quarter of 2008 was $27.5 million, or $0.44 per diluted share, compared to $16.8 million, or $0.29 per diluted share, for the second quarter of 2007.
Gross margin in the second quarter of 2008 was 59.2%, compared to 63.6% in the comparable period of 2007. The Company recognized a $4.1 million charge in the quarter from the write-off of its prior generation manufacturing equipment resulting from the faster than anticipated customer transition to the new Infinium HD (High-Density) product line. Excluding the effect of this write-off, amortization of intangible assets and the non-cash charges associated with stock compensation mentioned above, non-GAAP gross margin was 65.0% for the second quarter of 2008, compared to 65.7% in the prior year period. Non-GAAP gross margin for the prior year period excludes the effect of the amortization of intangible assets, non-cash charges associated with stock compensation as well as the amortization of inventory revaluation costs associated with the acquisition of Solexa, Inc.
Research and development (R&D) expenses for the second quarter of 2008 were $23.5 million, compared to $18.2 million in the second quarter of 2007. R&D expenses include $3.4 million and $2.5 million of non-cash stock compensation expense in the second quarter of 2008 and 2007, respectively. Excluding these charges, R&D expenses as a percentage of revenues were 14.3%, compared to 18.6% in the prior year period.
Selling, general and administrative (SG&A) expenses for the quarter were $35.6 million, compared to $23.3 million for the second quarter of 2007. SG&A expenses include $7.4 million and $4.3 million of non-cash stock compensation expense in the second quarter of 2008 and 2007, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 20.1%, compared to 22.5% in the prior year period.
The Company generated $37.2 million in cash flow from operations during the second quarter of 2008, compared to $24.5 million in the comparable quarter of 2007. Depreciation and amortization expenses were $6.6 million and capital expenditures were $22.9 million during the quarter. The Company ended the quarter with $356.1 million in cash and investments, compared to $328.8 million as of March 30, 2008.
Highlights since our last earnings release:
•	Announced the acquisition of Avantome, Inc., a private company developing a low-cost, long read-length sequencing technology that complements Illumina’s current sequencing technologies. Illumina has agreed to make cash payments consisting of an up-front payment of $25 million and contingent payments of up to $35 million. As part of the transaction, Avantome’s principal founders, Mostafa Ronaghi and Helmy Eltoukhy will join Illumina. Mostafa Ronaghi will join as Senior Vice President and Chief Technical Officer and Helmy Eltoukhy will join as Director of Avantome Sequencing Development. The transaction is expected to close in the next few weeks. The purchase accounting impact of the acquisition is not reflected in this release.
•	Announced that researchers at the Wellcome Trust Case Control Consortium II and 12 independent consortia selected Illumina’s Infinium HD BeadChips to analyze 90,000 DNA samples for both single-nucleotide polymorphisms and copy number variants. This will be the world’s largest genetic research initiative to date.
•	Commenced shipment of the Infinium Human1M-Duo DNA Analysis BeadChip. Based on Illumina’s new Infinium HD format, the Human1M-Duo contains more than 2.3 million genetic variants. This enables researchers to interrogate approximately 1.2 million variants across two samples simultaneously.
•	Commenced shipment of the Infinium EquineSNP50 BeadChip, Illumina’s third multi-sample, custom-content product for animal research.
•	Announced Illumina’s participation in the 1000 Genomes Project. Illumina’s technology will be used as part of the project to identify the genetic variants responsible for disease and human diversity.
•	Completed sequencing the genomes of a human African Trio (father, mother and son). Through recent upgrades to the Genome Analyzer, Illumina scientists generated 14-fold coverage of the genomes in a matter of weeks, with single runs yielding up to 10GB of data at 50 base pair read lengths. Through additional sequencing during the quarter, the team has increased coverage of each member of the trio to over 30-fold.
•	Completed expansion of Illumina’s corporate headquarters and reagent manufacturing facilities in San Diego, CA.
•	Appointed Fredrick Clerie to the position of Vice President of Quality Assurance and Regulatory Affairs, appointed Dr. Stephen Pentoney to the position of Vice President of Assay and Reagent Development, and promoted Dr. Steven Barnard to Vice President of Array Development.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes the effect of stock compensation expense, the write-off of manufacturing equipment, amortization expense related to intangible assets and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures). The purchase accounting impact of the acquisition is not reflected in the GAAP guidance.

We expect revenue for 2008 between $550 and $560 million, representing year-over-year growth between 50% to 53%. This represents an increase of $30 million from the midpoint of our previous guidance. We expect our gross margin percentage to be in the mid 60s. We expect earnings per fully diluted share between $1.65 and $1.75, which represents an increase of $0.08 per share from the midpoint of our previous guidance. Our guidance includes the impact of Avantome’s operations on our business.
For the third quarter of 2008, we expect revenues between $142 and $147 million. We expect earnings per fully diluted share of $0.42 to $0.45.
We expect the full year pro forma tax rate to be approximately 36%.
The Company expects full year weighted average diluted shares outstanding for the measurement of pro forma amounts to be approximately 63 million. This guidance for pro forma earnings per share and weighted shares does not account for the Company’s proposed two-for-one stock split.
Two-for-One Stock Split
Our board of directors has approved a two-for-one stock split to be effected in the form of a stock dividend. The stock split is subject to stockholder approval of a proposed amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 120 million to 500 million. We intend to seek approval of this amendment to our certificate of incorporation at a special meeting of our stockholders. The meeting is tentatively scheduled to be held on September 9, 2008 and stockholders of record on July 28, 2008 will be entitled to vote on the proposed amendment.
The stockholder meeting date and the record date for the meeting are subject to change. We intend to file a proxy statement with the SEC by July 25, 2008 which will provide more details about the stockholder meeting, the proposed amendment and the stock split. Subject to receiving stockholder approval for the proposed amendment, we expect that the record date for the stock split will be September 10, 2008 and that the payment date for the stock split will be September 22, 2008. We believe that the stock split, if effected, may place the market price of our common stock in a range that is more attractive to investors, particularly individuals, which may result in a broader market for our stock.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, July 22, 2008. Interested parties may listen to the call by dialing 888-396-2369 (passcode: 41725134), or if outside North America, by dialing +617-847-8710 (passcode: 41725134). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 4:00pm Pacific Time (7:00pm Eastern Time) on July 22, 2008 through July 29, 2008 by dialing 888-286-8010, or if outside North America, by dialing +617-801-6888 (passcode: 81119338).
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company reported non-GAAP results for diluted net income per share, net income, gross margins, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, its impairment of manufacturing equipment in the second quarter of 2008, the settlement of its litigation with Affymetrix, Inc. in January 2008 and its acquisition of Solexa, Inc. in January 2007. Per share amounts exclude the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are Illumina’s ability (i) to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) to manufacture robust instrumentation and reagents technology, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #
CONTACT:

Investors:	Peter J. Fromen	Media:	Maurissa Bornstein
	Sr. Director, Investor Relations		Public Relations Manager
	1.858.202.4507		858.332.4055
	pfromen@illumina.com		mbornstein@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 29, 2008	December 30, 2007 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$132,968	$174,941
Short-term investments	170,307	211,141
Accounts receivable, net	101,985	83,119
Inventory, net	67,972	53,980
Current portion of deferred tax assets	23,778	26,934
Prepaid expenses and other current assets	9,646	12,640

Total current assets	506,656	562,755

Property and equipment, net	72,125	46,274
Long-term investments	52,825	—
Goodwill	228,734	228,734
Intangible assets, net	53,011	58,116
Long-term deferred tax assets	67,209	80,245
Other assets, net	12,125	11,608

Total assets	$992,685	$987,732

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,350	$24,311
Litigation settlements payable	—	90,536
Accrued liabilities	50,698	50,852
Current portion of long-term debt	400,000	16

Total current liabilities	486,048	165,715

Long-term debt	—	400,000
Other long-term liabilities	14,885	10,339
Stockholders’ equity	491,752	411,678

Total liabilities and stockholders’ equity	$992,685	$987,732

(1)	The condensed consolidated balance sheet as of December 30, 2007 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Revenue:
Product	$128,552	$74,297	$239,235	$135,562
Service and other	11,625	10,238	22,803	21,123

Total revenue	140,177	84,535	262,038	156,685

Costs and expenses:

Cost of revenue (including non-cash stock compensation expense of $1,417, $1,033, $2,821 and $1,979, respectively)	50,459	30,141	96,540	55,262
Research and development (including non-cash stock compensation expense of $3,448, $2,497, $6,754 and $4,428, respectively)	23,493	18,184	44,057	34,140
Selling, general and administrative (including non-cash stock compensation expense of $7,410, $4,255, $13,556 and $9,056, respectively)	35,616	23,297	69,443	46,930
Impairment of manufacturing equipment	4,069	—	4,069	—
Amortization of intangible assets	2,669	662	5,084	1,104
Acquired in-process research and development	—	—	—	303,400

Total costs and expenses	116,306	72,284	219,193	440,836

Income (loss) from operations	23,871	12,251	42,845	(284,151)
Interest and other income, net	830	2,343	4,410	5,066

Income (loss) before income taxes	24,701	14,594	47,255	(279,085)
Provision for income taxes	9,303	5,330	18,429	9,727

Net income (loss)	$15,398	$9,264	$28,826	$(288,812)

Net income (loss) per basic share	$0.27	$0.17	$0.51	$(5.39)

Net income (loss) per diluted share	0.23	0.16	0.44	(5.39)

Shares used in calculating basic net income (loss) per share	56,787	53,778	56,310	53,604

Shares used in calculating diluted net income (loss) per share	66,698	58,061	65,231	53,604

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net cash provided by (used in) operating activities	$37,222	$24,483	$(25,532)	$39,126
Net cash used in investing activities	(37,384)	(69,514)	(45,507)	(103,924)
Net cash provided by financing activities	14,171	2,465	30,150	107,415
Effect of foreign currency translation on cash and cash equivalents	345	154	(1,084)	114

Increase (decrease) in cash and cash equivalents	14,354	(42,412)	(41,973)	42,731
Cash and cash equivalents, beginning of period	118,614	123,529	174,941	38,386

Cash and cash equivalents, end of period	$132,968	$81,117	$132,968	$81,117

Calculation of Free Cash Flow (a):
Net cash provided by (used in) operating activities	$37,222	$24,483	$(25,532)	$39,126
Purchases of property and equipment	(22,859)	(6,686)	(29,823)	(9,925)

Free cash flow	$14,363	$17,797	$(55,355)	$29,201

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
GAAP net income (loss) per share — diluted	$0.23	$0.16	$0.44	$(5.39)
Pro forma impact on weighted average shares	0.02	—	0.03	0.41

Adjustment to net income (loss), as detailed below	0.19	0.13	0.34	5.49

Non-GAAP net income per share — diluted (a)	$0.44	$0.29	$0.82	$0.51

Shares used in calculating non-GAAP diluted net income per share	62,655	58,061	61,188	58,040

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:
GAAP net income (loss)	$15,398	$9,264	$28,826	$(288,812)
Non-cash stock compensation expense	12,275	7,785	23,131	15,463
Impairment of manufacturing equipment	4,069	—	4,069	—
Amortization of intangible assets	2,669	662	5,084	1,104
Amortization of inventory revaluation costs	—	126	—	942
Acquired in-process research and development expense	—	—	—	303,400
Pro forma tax expense (b)	(6,960)	(990)	(11,175)	(2,529)

Non-GAAP net income (a)	$27,451	$16,847	$49,935	$29,568

(a)	Non-GAAP net income per share and net income excludes the effect of the non-cash stock compensation expense, a non-cash charge for the impairment of manufacturing equipment, as well as the amortization of intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007. Non-GAAP diluted net income per share and net income is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(b)	Pro forma tax expense is higher than GAAP tax expense primarily because of the non-cash stock compensation expense and the non-cash charge for the impairment of manufacturing equipment, which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP-only tax benefit, which is added back for pro forma presentation.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
GAAP gross margin (a)	59.2%	63.6%	59.7%	64.0%
Impairment of manufacturing equipment	2.9%	—	1.5%	—
Amortization of intangible assets	1.9%	0.8%	1.9%	0.7%
Non-cash stock compensation expense	1.0%	1.2%	1.1%	1.3%
Amortization of inventory revaluation costs	—	0.1%	—	0.6%

Non-GAAP gross margin (b)	65.0%	65.7%	64.2%	66.6%

(a)	In Q4 2007, the Company began to classify research revenue as part of services and other revenue. This reclassification is also reflected in the prior periods shown in the table above.

(b)	Non-GAAP gross margin excludes the effect of the impairment of manufacturing equipment, amortization of intangible assets, non-cash stock compensation expense, and the amortization of inventory revaluation costs. Management regards non-GAAP gross margin as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
The financial guidance provided below is an estimate based on information available as of July 22, 2008. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2007 and the Company’s Form 10-Q for the quarter ended March 30, 2008 and the Company’s Form 10-Q for the quarter ended June 29, 2008 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Fiscal Year 2008 Financial Guidance Summary
		Non-GAAP
	GAAP (b)	Adjustments (c)	Non-GAAP
Revenue	$550 - 560 million		$550 - 560 million

Diluted net income per share (a)	$0.91 - 1.01	$0.74	$1.65 - 1.75

	Q3 2008 Financial Guidance Summary
		Non-GAAP
	GAAP (b)	Adjustments (c)	Non-GAAP
Revenue	$142 - 147 million		$142 - 147 million

Diluted net income per share (a)	$0.24 - 0.27	$0.18	$0.42 - 0.45

(a)	Per share amounts exclude the affect of the two-for-one stock split, subject to stockholder approval, and the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay.

(b)	GAAP guidance does not include the purchase accounting adjustments related to our acquisition with Avantome, Inc.

(c)	These adjustments reflect the estimated impact on diluted net income per share for fiscal year 2008 and Q3 2008 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of intangible assets, net of tax impact. Fiscal year 2008 also includes the non-GAAP adjustment associated with the impairment of manufacturing equipment, net of tax impact.